EXHIBIT 99.1

Zomedica Announces Third Quarter 2024 Financial Results: Revenue Up 10% to $7 Million; 72% Gross Margin, and $78 Million in Liquidity to Support Growth

ANN ARBOR, MI / ACCESSWIRE / November 7, 2024 / Zomedica Corp. (NYSE American:ZOM) (“Zomedica” or the “Company”), a veterinary health company offering point-of-care diagnostic and therapeutic products for equine and companion animals, today reported consolidated financial results for the third quarter ended September 30, 2024.

“We are very pleased with our performance, highlighted by record third quarter revenue and a double-digit increase compared to last year, which demonstrates that the execution of our growth initiatives has continued to pay dividends. As expected, PulseVet® capital sales rebounded during the third quarter bolstered by a full-strength sales team in the U.S. and continued positive utilization trends among existing customers. This helped to drive strong Capital revenue growth, which we believe is a positive leading indicator of future consumable sales growth. The strength of the PulseVet line was complemented by 38% growth in our Diagnostics segment, led by the continued adoption of our TRUFORMA® product line,” commented Zomedica’s Chief Executive Officer, Larry Heaton.

“During the quarter, we made significant progress internationally. With the receipt of a CE Mark for the TRUVIEW® system, we now have broad regulatory approval to sell our entire product portfolio throughout Europe and in other countries that accept the CE Mark. Beyond that, we signed a number of promising international distribution agreements which we anticipate will accelerate the commercial adoption of our portfolio globally, including key markets throughout Europe, the Middle East, and certain geographies in Latin America. With these approvals in place, we are well positioned to leverage our international commercial infrastructure to add significant incremental revenue in 2025 and beyond.

“Based on the momentum we have created through the first three quarters of the year; we believe we are positioned to finish 2024 strong and move into 2025 from a position of strength. Supported by the strength of our balance sheet, we will continue to aggressively execute on our strategy to drive the accelerated adoption of our innovative portfolio on a global scale,” concluded Mr. Heaton.

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2024 Third Quarter Financial Highlights

Revenue for the third quarter of 2024 grew slightly more than 10% to $7.0 million, compared to third quarter 2023 revenue, with 38% growth over the prior year in the Diagnostics segment driven primarily by accelerating adoption of the TRUFORMA® line of products.

Revenue by Product Segment:

•	Diagnostics segment revenue, comprised of our TRUFORMA, TRUVIEW®, and VETGuardian® products, was $0.5 million, up 38% over third quarter 2023 revenues.
•	Therapeutic Device segment revenue, comprised of our PulseVet® and Assisi® products, was $6.5 million, up 9% from third quarter 2023 revenues.

Revenue by Product Category:

•	Consumable revenues grew to $4.8 million, up 6% over third quarter 2023 revenues, despite a large initial distributor stocking order for Assisi products that occurred in third quarter 2023 and represented 68% of total sales.
•	Capital revenues were $2.2 million, up 21% from third quarter 2023 revenues.

Gross margin was 72.3% for the third quarter of 2024.

Total cash used during the quarter was approximately $5.2 million. When adjusted for non-recurring one-time items, non-GAAP operating cash burn was approximately $4.0 million, in line with third quarter expectations and previously provided annual guidance for 2024.

* Reported financial metrics, including year-over-year and sequential percentage changes are calculated using actual results, which may not match calculations done using the figures shown in this press release due to rounding. Please refer to the Company’s Form 10-Q for additional detail.

2024 Third Quarter Results Review

Revenue for the three months ended September 30, 2024, was $7.0 million, compared to $6.3 million for the three months ended September 30, 2023, an increase of $0.7 million or slightly more than 10%. Highlighting the strong performance in the quarter was Diagnostics revenue growth of 38%, and Capital revenue growth of 21% over the prior year quarter.

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Cost of revenue was $1.9 million, compared to $2.0 million for the three months ended September 30, 2023, a decrease of $0.1 million. Margins remained strong at 72.3%, above our stated expectations of 65% to 70%.

Operating expenses were $12.5 million, compared to $10.3 million in the third quarter, 2023, an increase of $2.2 million or 21%. Compared to the second quarter, 2024, after excluding impairment charges, operating expenses were $0.9 million, or 7%, lower.

Research and development expenses were $1.8 million, compared to $0.9 million for the three months ended September 30, 2023, an increase of $0.9 million, driven by labor and material as we continue to advance new assay development.

Selling and marketing expense was $3.9 million, compared to $3.3 million for the three months ended September 30, 2023, an increase of $0.6 million or 18%, driven by increased personnel and salary related expenses as we reached full staffing.

General and administrative expense was $6.8 million, compared to $6.1 million for the three months ended September 30, 2023, an increase of $0.7 million or 11%, driven by non-recurring professional fees.

Net loss for the three months ended September 30, 2024, was $6.7 million compared to a net loss of $0.5 million for the three months ended September 30, 2023, which included a one-time gain of $2.2 million related to our acquisition of SMP.

**Non-GAAP EBITDA loss (which includes adjustments for stock compensation) for the three months ended September 30, 2024, was $4.8 million compared to a loss of $0.3 million for the three months ended September 30, 2023, which again included a one-time gain of $2.2 million related to our acquisition of SMP.

When adjusting for the non-recurring items noted above and other non-cash items, **Adjusted Non-GAAP EBITDA loss was $4.3 million.

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Liquidity and Outstanding Share Capital

Zomedica had cash, cash equivalents, and available-for-sale securities of $77.8 million as of September 30, 2024, compared to $83.0 million as of June 30, 2024, in line with the Company’s expectations.

As of September 30, 2024, Zomedica had 979,949,668 common shares issued and outstanding.

For complete financial results, please see Zomedica’s filings on EDGAR and SEDAR+ or visit the Zomedica website at www.zomedica.com.

For percentage calculations please refer to the financial statements filed with the SEC on Thursday, November 7, 2024, along with other public filings.

Conference Call Details

Zomedica will host a conference call on Thursday, November 7, 2024, at 4:30 p.m. ET to discuss the Company’s operational and financial highlights for its third quarter ended September 30, 2024. A question-and-answer session will follow management’s prepared remarks.

Event: Zomedica Corp. Q3 2024 Financial Results Conference Call

Date: Thursday, November 7, 2024

Time: 4:30 p.m. Eastern Time

Live Call: +1-800-717-1738 (U.S. Toll-Free) or +1-646-307-1865 (International)

Webcast: LINK

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until Thursday, November 21, 2024 at 11:59 PM ET and can be accessed by dialing +1-844-512-2921 (U.S. Toll-Free) or +1-412-317-6671 (International) and entering replay pin number: 1120247

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About Zomedica

Zomedica is a leading equine and companion animal healthcare company dedicated to improving animal health by providing veterinarians innovative therapeutic and diagnostic solutions. Our gold standard PulseVet® shock wave system, which accelerates healing in musculoskeletal conditions, has transformed veterinary therapeutics. Our suite of products also includes the Assisi® Loop line of therapeutic devices and the TRUFORMA® diagnostic platform, the TRUVIEW® digital cytology system, and the VetGuardian® no-touch monitoring system, all designed to empower veterinarians to provide top-tier care. In the aggregate, their total addressable market in the U.S. exceeds $2 billion. Headquartered in Michigan, Zomedica employs approximately 150 people and manufactures and distributes its products from its world-class facilities in Georgia and Minnesota. An NYSE American company, Zomedica grew revenue 33% in 2023 to $25 million and maintains a strong balance sheet with approximately $78 million in liquidity as of September 30, 2024. Zomedica is advancing its product offerings, leveraging strategic acquisitions, and expanding internationally as we work to enhance the quality of care for pets, increase pet parent satisfaction, and improve the workflow, cash flow and profitability of veterinary practices. For more information visit www.zomedica.com.

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Cautionary Note Regarding Forward-Looking Statements

Except for statements of historical fact, this news release contains certain “forward-looking information” or “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur and include statements relating to our expectations regarding future results. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance, or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

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Forward-looking information is based on the opinions and estimates of management at the date the statements are made, including assumptions with respect to economic growth, demand for the Company’s products, the Company’s ability to produce and sell its products, sufficiency of our budgeted capital and operating expenditures, the satisfaction by our strategic partners of their obligations under our commercial agreements, our ability to realize upon our business plans and cost control efforts and the impact of COVID-19 on our business, results and financial condition.

Our forward-looking information is subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: the outcome of clinical studies, the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and verification and validation studies; uncertainty as to the timing and results of commercialization efforts, including international efforts, as well as the cost of commercialization efforts, including the cost to develop an internal sales force and manage our growth; uncertainty as to our ability to successfully integrate acquisitions; uncertainty as to our ability to supply products in response to customer demand; uncertainty as to the likelihood and timing of any required regulatory approvals, and the availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; veterinary acceptance of our products and purchase of consumables following adoption of our capital equipment; competition from related products; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; performance by our strategic partners of their obligations under our commercial agreements, including product manufacturing obligations; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to any required clinical trials and regulatory approvals, risks relating to the safety and efficacy of our products, the use of our products, intellectual property protection, risks related to the COVID-19 pandemic and its impact upon our business operations generally, including our ability to develop and commercialize our products, and the other risk factors disclosed in our filings with the SEC and under our profile on SEDAR+ at www.sedarplus.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

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The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contact:

Zomedica Investor Relations

investors@zomedica.com

1-734-369-2555

SOURCE: Zomedica Corp.

Non-GAAP Measures

Non-GAAP EBITDA, Adjusted Non-GAAP EBITDA, and other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Zomedica’s on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Zomedica’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below.

* Non-GAAP EBITDA is defined as net loss and comprehensive loss excluding amortization, depreciation, non-cash stock compensation, and taxes while reversing out the benefits derived from net interest income.

** Non-GAAP Adjusted EBITDA is defined as Non-GAAP EBITDA, as defined above, excluding expenses that are one-time and non-recurring in nature.

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